CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS A 39% INCREASE IN
SECOND QUARTER NET INCOME TO
$2.8 MILLION; DEPOSITS GROW 10%

July 23, 2012 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported net income of $2.8 million, or $0.19 per share, for the quarter ended June 30, 2012. The Company also reported an increase in total deposits of $194.5 million, or 10%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Six Months Ended
			%			%
	06/30/12	06/30/11	Increase	06/30/12	06/30/11	Increase
Total assets	$2,449.8	$2,387.0	3%

Total deposits	2,085.9	1,891.4	10%

Total loans (net)	1,466.6	1,435.0	2%

Total revenues	$29.4	$29.0	2%	$58.5	$56.9	3%

Net income	2.8	2.0	39%	5.4	3.5	55%

Diluted net income per common share	$0.19	$0.14	36%	$0.38	$0.25	52%

“We are extremely pleased with our recorded net income of $2.8 million, or $0.19 per share, for the second quarter of 2012, as well as a 10% annual increase in both total and core deposits,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer.

"This represents our third straight quarter of increased profits and is our highest recorded net income in the past fifteen quarters," said Nalbandian.

Highlights for the Second Quarter Ended June 30, 2012

•
The Company recorded net income of $2.8 million, or $0.19 per common share, for the second quarter of 2012 compared to net income of $2.0 million, or $0.14 per common share, for the same period one year ago. Net income for the first six months of 2012 totaled $5.4 million, or $0.38 per common share, up $1.9 million, or $0.13 per common share, over the amount recorded for the first half of 2011.

•
Total revenues for the second quarter of 2012 were $29.4 million, up $457,000, or 2%, over total revenues of $29.0 million for the same quarter one year ago. Total revenues for the first half of 2012 increased by $1.5 million, or 3%, over the first half of 2011.

•
The Company's net interest margin on a fully-taxable basis for the second quarter of 2012 was 3.86%, compared to 3.90% recorded in the first quarter of 2012 and compared to 3.87% for the second quarter of 2011. The Company's deposit cost of funds for the second quarter was 0.39%, down from 0.42% for the previous quarter and compared to 0.63% for the same period one year ago.

•
Noninterest expenses for the second quarter 2012 were $22.7 million, down $1.9 million, or 8%, compared to the second quarter one year ago. Noninterest expenses for the first half of 2012 were down $3.3 million, or 7%, from the first six months of 2011, as the Company was able to reduce expenses in several categories.

•	Total deposits increased to $2.09 billion, up $194.5 million, or 10%, over the past twelve months.

•	Core deposits (all deposits excluding public fund time deposits) grew $183.8 million, or 10%, over second quarter 2011.

•	Net loans grew $18.3 million, or 1%, on a linked quarter basis to $1.47 billion and were also up $31.6 million, or 2%, over the second quarter of 2011.

•
Our allowance for loan losses totaled $26.2 million, or 1.75%, of total loans at June 30, 2012 as compared to $21.7 million, or 1.49%, of total loans at June 30, 2011. During the past twelve months the nonperforming loan coverage ratio has increased from 48% to 73%.

•	Nonperforming assets were 1.62% of total assets at June 30, 2012 compared to 2.24% of total assets one year ago.

•	Metro's capital levels remain strong with a total risk-based capital ratio of 15.59%, a Tier 1 Leverage ratio of 10.02% and a tangible common equity to tangible assets ratio of 9.27%.

•	Stockholders' equity increased by $11.0 million, or 5%, over the past twelve months to $228.1 million. At June 30, 2012, the Company's book value per share was $16.07.

Income Statement

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands, except per share data)	2012	2011	% Change	2012	2011	% Change
Total revenues	$29,430	$28,973	2%	$58,487	$56,946	3%
Total noninterest expenses	22,674	24,621	(8)	45,605	48,928	(7)
Net income	2,762	1,992	39	5,446	3,524	55
Diluted net income/share	$0.19	$0.14	36%	$0.38	$0.25	52%

Metro recorded net income of $2.8 million, or $0.19 per common share, for the second quarter of 2012 compared to net income of $2.0 million, or $0.14 per common share, for the second quarter of 2011. Net income increased $78,000, or 3%, on a linked quarter basis.

Net income for the first six months of 2012 totaled $5.4 million compared to $3.5 million for the first half of 2011. Earnings per common share for the first half of 2012 were $0.38 compared to $0.25 for the same period last year.

Total revenues (net interest income plus noninterest income) for the second quarter of 2012 were $29.4 million, up $457,000, or 2%, over the second quarter of 2011. Noninterest expenses for the quarter totaled $22.7 million, down $1.9 million, or 8%, compared to the same period in 2011.

Total revenues for the first six months of 2012 were $58.5 million, up $1.5 million, or 3%, over the first half of 2011. Total noninterest expenses for the first half of 2012 were $45.6 million, down $3.3 million, or 7%, from the same period last year.

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2012 totaled $22.0 million, up $1.2 million, or 6%, over the $20.8 million recorded in the second quarter of 2011. For the first six months of 2012, net interest income totaled $43.6 million versus $40.8 million for the same period in 2011, a 7% increase.

Average interest earning assets for the second quarter of 2012 totaled $2.31 billion versus $2.25 billion for the previous quarter and were up $123.1 million, or 6%, over the second quarter of 2011. Average interest bearing deposits totaled $1.63 billion for the second quarter of 2012, up 8%, over the same period of 2011 and average noninterest bearing deposits for the quarter were $420.8 million, up $37.9 million, or 10%, over the second quarter last year. Total interest expense for the quarter was down $1.2 million, or 31%, from the second quarter of 2011 as a result of a 24 basis points ("bps") reduction in the Bank's deposit cost of funds and a 26 bps reduction in the Company's overall total cost of all funds over the past twelve months.

The net interest margin for the second quarter of 2012 was 3.77%, down slightly from the 3.82% recorded for the previous quarter. The net interest margin on a fully-taxable basis for the second quarter of 2012 was 3.86%, down 4 bps from the previous quarter and compared to 3.87% for the second quarter of 2011.

The Bank's deposit cost of funds for the second quarter of 2012 was 0.39%, down from 0.42% the previous quarter, and down 24 bps from 0.63% recorded in the second quarter one year ago.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the increase in net interest income on a fully tax-equivalent basis for the second quarter and the first six months of 2012 over the same periods of 2011 was due to an increase in the level of interest-earning assets combined with a reduction in the Company's cost of funds, both of which were partially offset by lower yields on the Company's earning assets.

(dollars in thousands)	Tax Equivalent Net Interest Income
2012 vs. 2011	Volume Change	Rate Change	Total Increase	% Increase
2nd Quarter	$1,483	$(332)	$1,151	5%
Six Months	$2,817	$(113)	$2,704	6%

Noninterest Income

Noninterest income for the second quarter of 2012 totaled $7.5 million, down $696,000, or 9%, from $8.2 million recorded in the second quarter one year ago.

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Service charges, fees and other income	$7,076	$7,025	1%	$13,953	$13,749	1%
Gains on sales of loans	372	1,137	(67)	601	2,335	(74)
Gains on sales of securities	12	309	(96)	996	343	190
Credit impairment losses on investment securities	—	(315)	(100)	(649)	(315)	106
Total noninterest income	$7,460	$8,156	(9)%	$14,901	$16,112	(8)%

Service charges, fees and other income increased by $51,000, or 1%, over the second quarter of 2011. Gains on the sale of loans totaled $372,000 for the second quarter of 2012 versus $1.1 million for the same period in 2011. This decrease is primarily attributable to no sales of Small Business Administration (SBA) loans during the second quarter of 2012 compared to $943,000 of gains recorded in the same period last year on the sale of SBA loans.

Noninterest income for the first six months of 2012 totaled $14.9 million, down $1.2 million, or 8%, compared to the first half of 2011. Service charges, fees and other income increased by $204,000, or 1%, for the first six months of 2012 over the same period in 2011. Gains on the sales of loans totaled $601,000 for the first half of 2012 compared to $2.3 million for the same period in 2011. Similar to the second quarter, Metro did not record any gains on the sale of SBA loans during the first six months of 2012 compared to $1.9 million of gains on such sales in the first half of 2011.

Noninterest Expenses

Noninterest expenses for the second quarter of 2012 were $22.7 million, down $1.9 million, or 8%, compared to $24.6 million recorded in the second quarter one year ago. For the first six months of 2012, noninterest expenses totaled $45.6 million, down $3.3 million, or 7%, from $48.9 million recorded for the first half of 2011.

The breakdown of noninterest expenses for the second quarter and for the first six months of 2012 and 2011, respectively, are shown in the following table:

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Salaries and employee benefits	$10,166	$10,254	(1)%	$20,704	$20,633	—%
Occupancy and equipment	3,288	3,755	(12)	6,637	7,552	(12)
Advertising and marketing	381	350	9	801	749	7
Data processing	3,281	3,832	(14)	6,663	7,227	(8)
Regulatory assessments and related fees	849	856	(1)	1,675	1,941	(14)
Foreclosed real estate	781	18	n.m.	1,144	1,070	7
Other expenses	3,928	5,556	(29)	7,981	9,756	(18)
Total noninterest expenses	$22,674	$24,621	(8)%	$45,605	$48,928	(7)%

The Company experienced a lower level of noninterest expenses in most major categories during the second quarter of 2012 compared to the same quarter last year. The increased costs associated with foreclosed real estate for the second quarter of 2012 are the result of a $640,000 pre-tax loss incurred on the sale of a large foreclosed asset property. The large decrease in the other expenses line item for the second quarter of 2012 was related to the Company expensing $1.7 million during the second quarter of 2011 associated with modifications to its logos and with overall brand enhancement.

Balance Sheet

	As of June 30,
(dollars in thousands)	2012	2011	% Increase
Total assets	$2,449,801	$2,387,006	3%

Total loans (net)	1,466,597	1,434,965	2%

Total deposits	2,085,915	1,891,376	10%

Total core deposits	2,026,177	1,842,366	10%

Total stockholders' equity	228,101	217,062	5%

Deposits

The Company's deposit balances continued to grow with total deposits at June 30, 2012 reaching $2.09 billion, a $194.5 million, or 10%, increase over total deposits of $1.89 billion one year ago. Core deposits also increased 10% over the past twelve months by $183.8 million to $2.03 billion.

Core Deposits

Change in core deposits by type of account is as follows:

	As of June 30,
(dollars in thousands)	2012	2011	% Change	2nd Quarter 2012 Cost of Funds
Demand noninterest-bearing	$438,947	$389,992	13%	0.00%
Demand interest-bearing	1,003,663	916,413	10	0.39
Savings	424,244	327,218	30	0.37
Subtotal	1,866,854	1,633,623	14	0.30
Time	159,323	208,743	(24)	1.46
Total core deposits	$2,026,177	$1,842,366	10%	0.39%

Total core demand noninterest bearing deposits increased by $49.0 million, or 13%, over the past twelve months to $438.9 million while core interest-bearing demand deposits grew by $87.3 million, or 10%. Likewise, core saving deposits increased by $97.0 million, or 30%, over the same period. Total core demand and savings deposit growth over the past twelve months was $233.2 million, or 14%. The total cost of core deposits, excluding time deposits, during the second quarter of 2012 was 0.30% compared to 0.31% for the previous quarter and down 15 bps from the second quarter one year ago. The cost of total core deposits for the second quarter of 2012 was 0.39%, down 3 bps on a linked quarter basis and down 24 basis points from the same period in 2011.

Change in core deposits by type of customer is as follows:

	June 30,	% of	June 30,	% of	%
(dollars in thousands)	2012	Total	2011	Total	Increase
Consumer	$965,134	48%	$927,985	51%	4%
Commercial	664,926	33	597,879	32	11
Government	396,117	19	316,502	17	25
Total	$2,026,177	100%	$1,842,366	100%	10%

Total consumer core deposits increased by $37.1 million, or 4%, and total commercial core deposits grew by $67.0 million, or 11%, during the past 12 months while government deposits increased by $79.6 million, or 25%.

Lending

Gross loans totaled $1.49 billion at June 30, 2012, an increase of $36.1 million, or 2%, compared to June 30, 2011. The composition of the Company's loan portfolio at June 30, 2012 and June 30, 2011 was as follows:

(dollars in thousands)	June 30, 2012	% of Total	June 30, 2011	% of Total	$ Change	% Change
Commercial and industrial	$356,743	24%	$357,652	24%	$(909)	—%
Commercial tax-exempt	84,616	6	83,711	6	905	1
Owner occupied real estate	274,504	18	269,637	19	4,867	2
Commercial construction and land development	108,019	7	122,308	8	(14,289)	(12)
Commercial real estate	377,248	25	341,961	23	35,287	10
Residential	84,380	6	80,481	6	3,899	5
Consumer	207,245	14	200,938	14	6,307	3
Gross loans	$1,492,755	100%	$1,456,688	100%	$36,067	2%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Nonperforming assets/total assets	1.62%	1.58%	2.24%
Net loan charge-offs (annualized)/average total loans	0.15%	0.10%	0.50%
Loan loss allowance/total loans	1.75%	1.61%	1.49%
Nonperforming loan coverage	73%	73%	48%
Nonperforming assets/capital and reserves	16%	16%	22%

Nonperforming assets increased slightly for the quarter by $478,000 to $39.6 million, or 1.62%, of total assets at June 30, 2012, from $39.1 million, or 1.58%, of total assets at March 31, 2012 but were down $13.9 million, or 26%, from $53.5 million, or 2.24%, of total assets one year ago. The change for the quarter was the result of an increase in nonperforming loan balances of $3.1 million during the second quarter of 2012, offset by a decrease in total foreclosed asset balances of $2.6 million. The increase in nonperforming loan balances resulted from the reclassification of two relationships to nonaccrual status, partially offset by the removal of three other relationships from nonaccrual. Total delinquent loans, including all nonaccrual loans, as a percentage of total gross loans outstanding, were 2.57% at June 30, 2012, down from 2.98% at the previous quarter end and 3.48% at June 30, 2011. Accruing restructured loans at June 30, 2012 totaled $17.8 million compared to $15.9 million for the previous quarter-end.

The Company recorded a provision for loan losses of $3.0 million for the second quarter of 2012 as compared to $2.5 million for the previous quarter and to $1.7 million recorded in the second quarter of 2011. The allowance for loan losses totaled $26.2 million as of June 30, 2012 as compared to $23.8 million at March 31, 2012 and to $21.7 million at June 30, 2011. The allowance represented 1.75% of gross loans outstanding at June 30, 2012, compared to 1.61% at March 31, 2012 and 1.49% at June 30, 2011.

Total net charge-offs for the second quarter of 2012 were $551,000, versus $361,000 for the previous quarter and compared to $1.8 million for the second quarter of 2011.

Investments

At June 30, 2012, the Company's investment portfolio totaled $796.3 million. Detailed below is information regarding the composition and characteristics of the portfolio at June 30, 2012:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$10,001	$110,982	$120,983
Mortgage-backed securities:
Federal government agencies pass through certificates	71,600	29,351	100,951
Agency collateralized mortgage obligations	477,496	34,890	512,386
Private-label collateralized mortgage obligations	6,004	—	6,004
Corporate debt securities	19,266	15,000	34,266
Municipal securities	20,573	1,105	21,678
Total	$604,940	$191,328	$796,268
Duration (in years)	3.1	1.7	2.8
Average life (in years)	3.5	2.2	3.2
Quarterly average yield (annualized)	2.64%	3.18%	2.77%

At June 30, 2012, after-tax unrealized gains on the Bank's available for sale portfolio were $6.0 million, as compared to $29,000 at June 30, 2011.

Capital

Stockholders' equity at June 30, 2012 totaled $228.1 million, an increase of $11.0 million, or 5%, over stockholders' equity of $217.1 million at June 30, 2011. Return on average stockholders' equity (ROE) for the second quarters of 2012 and 2011, was 4.88% and 3.74%, respectively.

The Company's capital ratios at June 30, 2012 and 2011 were as follows:

	6/30/2012	6/30/2011	Regulatory Guidelines “Well Capitalized”
Leverage ratio	10.02%	10.47%	5.00%
Tier 1	14.34	14.19	6.00
Total capital	15.59	15.44	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At June 30, 2012, the Company's book value per common share was $16.07.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current elevated levels of impaired assets;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally and through acquisitions and successful integration of new or acquired entities while controlling costs;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•	changes in accounting principles, policies and guidelines;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	continued compliance with the April 29, 2010 FDIC consent order may result in increased noninterest expenses;

•	expenses associated with modifications we are making to our logos in response to the Members 1st litigation and dismissal order;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
(in thousands, except per share amounts)	2012	2012	Change	2011	Change	2012	2011	Change
Income Statement Data:
Net interest income	$21,970	$21,616	2%	$20,817	6%	$43,586	$40,834	7%
Provision for loan losses	2,950	2,500	18	1,700	74	5,450	3,492	56
Noninterest income	7,460	7,441	—	8,156	(9)	14,901	16,112	(8)
Total revenues	29,430	29,057	1	28,973	2	58,487	56,946	3
Noninterest operating expenses	22,674	22,931	(1)	24,621	(8)	45,605	48,928	(7)
Net income	2,762	2,684	3	1,992	39	5,446	3,524	55
Per Common Share Data:
Net income per common share:
Basic	$0.19	$0.19	—%	$0.14	36%	$0.38	$0.25	52%
Diluted	0.19	0.19	—	0.14	36	0.38	0.25	52

Book Value		$15.93				$16.07	$15.51	4%

Weighted average common shares outstanding:
Basic	14,128	14,126		13,860		14,127	13,820
Diluted	14,128	14,126		13,860		14,127	13,820
Balance Sheet Data:
Total assets	$2,449,801	$2,470,559	(1)%			$2,449,801	$2,387,006	3%
Loans (net)	1,466,597	1,448,279	1			1,466,597	1,434,965	2
Allowance for loan losses	26,158	23,759	10			26,158	21,723	20
Investment securities	796,268	832,739	(4)			796,268	713,644	12
Total deposits	2,085,915	2,086,791	—			2,085,915	1,891,376	10
Core deposits	2,026,177	2,033,283	—			2,026,177	1,842,366	10
Stockholders' equity	228,101	226,034	1			228,101	217,062	5
Capital:
Total stockholders' equity to assets		9.15%				9.31%	9.09%
Leverage ratio		10.16				10.02	10.47
Risk based capital ratios:
Tier 1		14.00				14.34	14.19
Total Capital		15.25				15.59	15.44
Performance Ratios:
Cost of funds	0.48%	0.51%		0.73%		0.49%	0.75%
Deposit cost of funds	0.39	0.42		0.63		0.41	0.65
Net interest margin	3.77	3.82		3.77		3.80	3.77
Return on average assets	0.45	0.45		0.34		0.45	0.31
Return on total stockholders' average equity	4.88	4.83		3.74		4.85	3.38
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.15%	0.10%		0.50%		0.13%	0.48%
Nonperforming assets to total period-end assets	1.62	1.58				1.62	2.24
Allowance for loan losses to total period-end loans	1.75	1.61				1.75	1.49
Allowance for loan losses to period-end nonperforming loans	73	73				73	48
Nonperforming assets to capital and allowance	16	16				16	22

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
(in thousands, except share and per share amounts)	2012	2011

Assets
Cash and due from banks	$48,246	$46,998
Federal funds sold	—	8,075
Cash and cash equivalents	48,246	55,073
Securities, available for sale at fair value	604,940	613,459
Securities, held to maturity at cost (fair value 2012: $195,209; 2011: $199,857 )	191,328	196,635
Loans, held for sale	14,179	9,359
Loans receivable, net of allowance for loan losses (allowance 2012: $26,158; 2011: $21,620)	1,466,597	1,415,048
Restricted investments in bank stock	15,170	16,802
Premises and equipment, net	81,794	82,114
Other assets	27,547	32,729
Total assets	$2,449,801	$2,421,219

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$438,947	$397,251
Interest-bearing	1,646,968	1,674,323
Total deposits	2,085,915	2,071,574
Short-term borrowings	72,250	65,000
Long-term debt	49,200	49,200
Other liabilities	14,335	15,425
Total liabilities	2,221,700	2,201,199
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2012: 14,128,466; 2011: 14,125,346)	14,128	14,125
Surplus	156,639	156,184
Retained earnings	50,903	45,497
Accumulated other comprehensive income	6,031	3,814
Total stockholders' equity	228,101	220,020
Total liabilities and stockholders' equity	$2,449,801	$2,421,219

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Interest Income
Loans receivable, including fees:
Taxable	$18,075	$18,070	$35,835	$35,583
Tax-exempt	897	989	1,764	1,975
Securities:
Taxable	5,567	5,599	11,238	10,994
Tax-exempt	86	—	119	—
Federal funds sold	—	1	1	2
Total interest income	24,625	24,659	48,957	48,554
Interest Expense
Deposits	2,000	2,990	4,082	5,987
Short-term borrowings	74	127	127	337
Long-term debt	581	725	1,162	1,396
Total interest expense	2,655	3,842	5,371	7,720
Net interest income	21,970	20,817	43,586	40,834
Provision for loan losses	2,950	1,700	5,450	3,492
Net interest income after provision for loan losses	19,020	19,117	38,136	37,342
Noninterest Income
Service charges, fees and other operating income	7,076	7,025	13,953	13,749
Gains on sales of loans	372	1,137	601	2,335
Total fees and other income	7,448	8,162	14,554	16,084
Net impairment loss on investment securities	—	(315)	(649)	(315)
Net gains on sales of securities	12	309	996	343
Total noninterest income	7,460	8,156	14,901	16,112
Noninterest Expenses
Salaries and employee benefits	10,166	10,254	20,704	20,633
Occupancy and equipment	3,288	3,755	6,637	7,552
Advertising and marketing	381	350	801	749
Data processing	3,281	3,832	6,663	7,227
Regulatory assessments and related costs	849	856	1,675	1,941
Foreclosed real estate	781	18	1,144	1,070
Other	3,928	5,556	7,981	9,756
Total noninterest expenses	22,674	24,621	45,605	48,928
Income before taxes	3,806	2,652	7,432	4,526
Provision for federal income taxes	1,044	660	1,986	1,002
Net income	$2,762	$1,992	$5,446	$3,524
Net Income per Common Share
Basic	$0.19	$0.14	$0.38	$0.25
Diluted	0.19	0.14	0.38	0.25
Average Common and Common Equivalent Shares Outstanding
Basic	14,128	13,860	14,127	13,820
Diluted	14,128	13,860	14,127	13,820

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,									Year-to-date,

	June 30, 2012			March 31, 2012			June 30, 2011			June 30, 2012			June 30, 2011
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$809,219	$5,567	2.75%	$788,264	$5,671	2.88%	$717,315	$5,599	3.12%	$798,741	$11,238	2.81%	$707,924	$10,994	3.11%
Tax-exempt	13,696	131	3.80	4,474	50	4.45	—	—	—	9,085	180	3.96	—	—	—
Total securities	822,915	5,698	2.77	792,738	5,721	2.89	717,315	5,599	3.12	807,826	11,418	2.83	707,924	10,994	3.11
Federal funds sold	—	—	—	10,843	1	0.05	5,441	1	0.09	5,421	1	0.05	4,265	2	0.10
Total loans receivable	1,492,052	19,436	5.17	1,441,471	19,071	5.25	1,469,086	19,570	5.29	1,466,762	38,508	5.21	1,447,121	38,576	5.32
Total earning assets	$2,314,967	$25,134	4.32%	$2,245,052	$24,793	4.39%	$2,191,842	$25,170	4.57%	$2,280,009	$49,927	4.35%	$2,159,310	$49,572	4.58%
Sources of Funds
Interest-bearing deposits:
Regular savings	$398,407	$371	0.37%	$378,227	$351	0.37%	$334,035	$370	0.44%	$388,317	$722	0.37%	$327,228	$728	0.45%
Interest checking and money market	1,015,165	984	0.39	1,012,270	1,031	0.41	918,908	1,447	0.63	1,013,717	2,015	0.40	910,065	2,875	0.64
Time deposits	162,437	588	1.46	169,571	641	1.52	212,913	1,113	2.10	166,004	1,229	1.49	211,489	2,256	2.15
Public funds time	52,089	57	0.44	48,888	59	0.48	45,245	60	0.54	50,489	116	0.46	48,545	128	0.53
Total interest-bearing deposits	1,628,098	2,000	0.49	1,608,956	2,082	0.52	1,511,101	2,990	0.79	1,618,527	4,082	0.51	1,497,327	5,987	0.81
Short-term borrowings	116,620	74	0.25	99,746	53	0.21	158,061	127	0.32	108,183	127	0.23	163,929	337	0.41
Long-term debt	49,200	581	4.72	49,200	581	4.72	54,400	725	5.33	49,200	1,162	4.72	44,041	1,396	6.34
Total interest-bearing liabilities	1,793,918	2,655	0.59	1,757,902	2,716	0.62	1,723,562	3,842	0.89	1,775,910	5,371	0.61	1,705,297	7,720	0.91
Demand deposits (noninterest-bearing)	420,807			393,759			382,951			407,283			371,367
Sources to fund earning assets	2,214,725	2,655	0.48	2,151,661	2,716	0.51	2,106,513	3,842	0.73	2,183,193	5,371	0.49	2,076,664	7,720	0.75
Noninterest-bearing funds (net)	100,242			93,391			85,329			96,816			82,646
Total sources to fund earning assets	$2,314,967	$2,655	0.46%	$2,245,052	$2,716	0.49%	$2,191,842	$3,842	0.70%	$2,280,009	$5,371	0.47%	$2,159,310	$7,720	0.72%

Net interest income and margin on a tax- equivalent basis		$22,479	3.86%		$22,077	3.90%		$21,328	3.87%		$44,556	3.88%		$41,852	3.86%
Tax-exempt adjustment		509			461			511			970			1,018
Net interest income and margin		$21,970	3.77%		$21,616	3.82%		$20,817	3.77%		$43,586	3.80%		$40,834	3.77%

Other Balances:
Cash and due from banks	$42,507			$42,885			$44,164			$42,696			$43,609
Other assets	98,686			102,594			101,111			100,641			103,354
Total assets	2,456,160			2,390,531			2,337,117			2,423,346			2,306,273
Other liabilities	13,754			15,290			16,807			14,522			19,177
Stockholders' equity	227,681			223,580			213,797			225,631			210,432

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three Months Ended		Year Ended	Six Months Ended
	June 30,		December 31,	June 30,
(dollars in thousands)	2012	2011	2011	2012	2011

Balance at beginning of period	$23,759	$21,850	$21,618	$21,620	$21,618
Provisions charged to operating expenses	2,950	1,700	20,592	5,450	3,492
	26,709	23,550	42,210	27,070	25,110
Recoveries of loans previously charged-off:
Commercial and industrial	180	15	156	201	53
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	4	—	60	7	—
Commercial construction and land development	15	—	11	450	—
Commercial real estate	27	2	15	30	8
Residential	—	29	68	1	29
Consumer	21	32	135	45	34
Total recoveries	247	78	445	734	124
Loans charged-off:
Commercial and industrial	(337)	(659)	(7,945)	(460)	(913)
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	(49)	—	(254)	(92)	(2)
Commercial construction and land development	(210)	(1,000)	(10,629)	(598)	(1,382)
Commercial real estate	(106)	(42)	(852)	(272)	(478)
Residential	(10)	—	(188)	(65)	(101)
Consumer	(86)	(204)	(1,167)	(159)	(635)
Total charged-off	(798)	(1,905)	(21,035)	(1,646)	(3,511)
Net charge-offs	(551)	(1,827)	(20,590)	(912)	(3,387)
Balance at end of period	$26,158	$21,723	$21,620	$26,158	$21,723
Net charge-offs (annualized) as a percentage of average loans outstanding	0.15%	0.50%	1.43%	0.13%	0.48%
Allowance for loan losses as a percentage of period-end loans	1.75%	1.49%	1.50%	1.75%	1.49%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of June 30, 2012 and for the preceding four quarters (dollar amounts in thousands).

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$16,631	$9,689	$10,162	$12,175	$19,312
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	3,275	2,920	2,895	3,482	2,450
Commercial construction and land development	4,002	6,623	8,511	6,309	12,629
Commercial real estate	6,174	7,771	7,820	10,400	5,125
Residential	3,233	3,412	2,912	3,125	3,663
Consumer	2,123	2,055	1,829	2,009	2,310
Total nonaccrual loans	35,438	32,470	34,129	37,500	45,489
Loans past due 90 days or more and still accruing	154	8	692	567	—
Total nonperforming loans	35,592	32,478	34,821	38,067	45,489
Foreclosed assets	4,032	6,668	7,072	7,431	8,048
Total nonperforming assets	$39,624	$39,146	$41,893	$45,498	$53,537

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs	$7,924	$10,295	$10,075	$10,129	$10,054
Accruing TDRs	17,818	15,899	12,835	14,979	—
Total TDRs	$25,742	$26,194	$22,910	$25,108	$10,054

Nonperforming loans to total loans	2.38%	2.21%	2.42%	2.64%	3.12%

Nonperforming assets to total assets	1.62%	1.58%	1.73%	1.87%	2.24%

Nonperforming loan coverage	73%	73%	62%	61%	48%

Allowance for loan losses as a percentage of total period-end loans	1.75%	1.61%	1.50%	1.61%	1.49%

Nonperforming assets / capital plus allowance for loan losses	16%	16%	17%	19%	22%